EX-99.1

Contacts:
Andrew Kramer	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
akramer@irobot.com	cvaida@irobot.com

iRobot Reports First-Quarter 2021 Financial Results

First-Quarter 2021 Revenue Growth of 58% Underpins Stronger-than-Expected
Profitability and EPS Performance

BEDFORD, Mass., May 3, 2021 – iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the first quarter ended April 3, 2021.

Colin Angle, chairman and chief executive officer of iRobot, stated, “Our first-quarter results demonstrate that we are off to a very good start to 2021. Consumer demand for our products has remained resilient and our value proposition to provide customers with a highly differentiated, personalized cleaning experience has continued to resonate around the world. Just as important, we have continued to make tangible progress executing on our strategy as we enhanced our iRobot Genius platform, expanded our connected customer base, introduced a new complementary product and advanced our commercial activities for new services.”

Commenting on the company’s outlook, Angle said, “We have increased our expectations for 2021 revenue to reflect our first-quarter performance and solid growth prospects over the coming quarters. At the same time, we have reaffirmed our 2021 operating income and EPS as we plan to carefully manage our spending to offset higher-than-expected costs arising from the tighter availability of semiconductor chips as well as rising raw material, freight and transportation costs. While it is still early in the year and there is substantial work ahead, we are very excited about our potential to deliver upside to our current targets, assuming demand signals remain favorable and we successfully mitigate the semiconductor chip constraints that are disrupting a wide range of industries. As we execute on our strategy, we remain confident about our ability to capitalize on a wide range of opportunities to sustain our top-line growth and drive meaningful profit and EPS expansion in 2022.”

Financial Performance Highlights
•Revenue for the first quarter of 2021 was $303.3 million, a 58% increase from $192.5 million in the first quarter of 2020. iRobot’s top-line growth reflected robust expansion in each major geographic region with stronger-than-expected demand from the company’s distribution partners in EMEA and vibrant retail orders in North America, including certain orders that were previously anticipated for the second quarter.
◦iRobot’s revenue grew 40% in the U.S., 74% in EMEA and 53% in Japan compared with the same period last year.
◦We estimate that iRobot’s first-quarter 2021 revenue to support e-commerce, which spans the company’s own website and app, dedicated e-commerce websites and the online arms of traditional retailers, grew by approximately 90% over the first quarter of 2020, and represented approximately 56% of first-quarter 2021 revenue. Direct-to-consumer revenue of $35 million in the first quarter of 2021 grew 146% from the same quarter last year.

◦Product revenue mix was more evenly balanced in the first quarter of 2021 than in recent quarters, which reflected the combination of introducing the i3 Series in major markets outside of the U.S., limited availability of certain premium Roomba robots and lower pricing on certain other product SKUs.
•GAAP operating income for the first quarter of 2021 was $6.4 million, compared with a GAAP operating loss of $20.2 million in the first quarter of 2020. First-quarter 2021 non-GAAP operating income of $15.0 million compared with a non-GAAP operating loss of $14.4 million in the same period one year ago.
•GAAP net income per share was $0.26 for the first quarter of 2021, compared with a net loss per share of $0.64 in the first quarter of 2020. Non-GAAP net income per share was $0.41 for the first quarter of 2021 versus a non-GAAP first-quarter 2020 net loss per share of $0.32.
•As of April 3, 2021, the company’s cash, cash equivalents and short-term investments were $500.8 million, compared with $483.7 million at the end of 2020 and $263.5 million as of March 28, 2020. The company, which has no outstanding debt, also has access to an unsecured revolving line of credit of $150 million, with an additional $75 million accordion feature.

Q121 and Recent Business Highlights
•iRobot introduced the Roomba i3 and i3+ in EMEA and Japan in January 2021.
•During the first quarter of 2021, the company delivered an upgraded version of the iRobot Genius™ Home Intelligence platform, delivering new features and functionality that further personalize the cleaning experience.
•On April 6, 2021, the company announced the launch of the iRobot H1 handheld vacuum as part of its efforts to address the cleaning needs of Roomba and Braava users, diversify its offerings and grow existing customer revenue through its DTC channel. In addition, iRobot detailed its continued progress with new services including Protect/Protect+ extended warranties, a premium care service and iRobot Select, its robot-as-a-service membership program.
•On April 8, iRobot disclosed that it entered into a Rule 10b5-1 plan to repurchase $50 million of common stock in the aggregate beginning April 12, 2021 and ending September 5, 2021. All share repurchases made during this period will be done as part of the company’s previously authorized $200 million stock repurchase program.
•During the first quarter of 2021, iRobot further expanded its community of engaged, connected customers who have opted-in to its digital communications to approximately 10.7 million, a 74% increase over the same period one year ago.
•Major accolades for iRobot and its products during first quarter of 2021 included Android Central (North America), Better Homes & Gardens (North America), Navi & Kaden Watch (Japan), BBC Science (United Kingdom) and Chip (Germany).
•In early April 2021, iRobot expanded the set of resources available within iRobot Education that now includes new social-emotional learning resources and multi-language support.
Financial Expectations
iRobot updated its full-year 2021 GAAP and non-GAAP financial expectations for revenue and gross profit and reaffirmed its operating income and EPS expectations, all of which were originally issued on February 10, 2021. A detailed reconciliation between the company's GAAP and non-GAAP expectations is included in the attached financial tables.

Fiscal Year 2021 ending January 1, 2022:

Metric	GAAP	Adjustments	Non-GAAP
Revenue	$1.67 - $1.71 billion	—	$1.67 - $1.71 billion
Gross Profit	$642 - $672 million	~$3 million	$645 - $675 million
Operating Income	$69 - $79 million	~$41 million	$110 - $120 million
Earnings Per Share	$1.85 - $2.10	~$1.15	$3.00 - $3.25

First-Quarter 2021 Results Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to review its first-quarter 2021 financial results, and discuss its outlook going forward. Pertinent conference call details include:

Date:	May 4, 2021
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Conference ID:	1792768

A live webcast of the conference call, along with the conference call prepared remarks, will be accessible on the event section of the company’s website at https://investor.irobot.com/events/event-details/q1-2021-irobot-corp-financial-results-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through May 11, and can be accessed by dialing 404-537-3406, passcode 1792768.

About iRobot Corp.
iRobot®, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Robot Vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 30 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: future financial performance, including with respect to 2021 revenue, gross profit, operating profit and EPS; our plans to carefully manage our spending to offset higher-than-expected costs arising from the tighter availability of semiconductor chips as well as rising raw material, freight and transportation costs; our potential to deliver upside to our current targets, assuming demand signals remain favorable and we successfully mitigate current semiconductor constraints that are disrupting a wide range of industries; and our ability to capitalize on a wide range of opportunities to sustain our top-line growth and drive meaningful profit and EPS expansion in 2022. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the impact of COVID-19 on our business, the industry and markets in which we operate, and the global economy; current supply chain challenges including current constraints in the availability of certain semiconductor components used in our products; our ability to operate in an emerging market; the financial strength of our customers and retailers; the impact of tariffs on goods imported into the United States; general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission

iRobot Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 3, 2021	March 28, 2020
Revenue	$303,261	$192,535
Cost of revenue:
Cost of product revenue	180,092	114,295
Amortization of acquired intangible assets	225	285
Total cost of revenue	180,317	114,580
Gross profit	122,944	77,955
Operating expenses:
Research and development	41,920	36,759
Selling and marketing	50,990	36,594
General and administrative	23,440	24,573
Amortization of acquired intangible assets	205	254
Total operating expenses	116,555	98,180
Operating income (loss)	6,389	(20,225)
Other expense, net	(160)	(19)
Income (loss) before income taxes	6,229	(20,244)
Income tax benefit	(1,214)	(2,109)
Net income (loss)	$7,443	$(18,135)

Net income (loss) per share:
Basic	$0.26	$(0.64)
Diluted	$0.26	$(0.64)

Number of shares used in per share calculations:
Basic	28,257	28,297
Diluted	29,086	28,297

Stock-based compensation included in above figures:
Cost of revenue	$362	$527
Research and development	2,149	2,478
Selling and marketing	959	766
General and administrative	3,312	1,420
Total	$6,782	$5,191

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	April 3, 2021	January 2, 2021
Assets
Cash and cash equivalents	$500,754	$432,635
Short term investments	—	51,081
Accounts receivable, net	67,918	170,526
Inventory	233,113	181,756
Other current assets	41,369	45,223
Total current assets	843,154	881,221
Property and equipment, net	80,402	76,584
Operating lease right-of-use assets	42,086	43,682
Deferred tax assets	33,408	33,404
Goodwill	123,273	125,872
Intangible assets, net	9,312	9,902
Other assets	26,256	19,063
Total assets	$1,157,891	$1,189,728

Liabilities and stockholders' equity
Accounts payable	$150,769	$165,779
Accrued expenses	105,810	131,388
Deferred revenue and customer advances	7,294	10,400
Total current liabilities	263,873	307,567
Operating lease liabilities	48,738	50,485
Deferred tax liabilities	584	705
Other long-term liabilities	20,712	26,537
Total long-term liabilities	70,034	77,727
Total liabilities	333,907	385,294
Stockholders' equity	823,984	804,434
Total liabilities and stockholders' equity	$1,157,891	$1,189,728

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the three months ended
	April 3, 2021	March 28, 2020
Cash flows from operating activities:
Net income (loss)	$7,443	$(18,135)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,501	7,459
Stock-based compensation	6,782	5,191
Deferred income taxes, net	(95)	(528)
Other	1,582	1,531
Changes in operating assets and liabilities — (use) source
Accounts receivable	101,459	108,825
Inventory	(51,443)	9,848
Other assets	3,425	(5,612)
Accounts payable	(15,438)	(41,440)
Accrued expenses and other liabilities	(32,522)	(26,405)
Net cash provided by operating activities	28,694	40,734

Cash flows from investing activities:
Additions of property and equipment	(11,272)	(7,310)
Purchases of investments	(8,664)	(1,560)
Sales and maturities of investments	63,644	3,500
Net cash provided by (used in) investing activities	43,708	(5,370)

Cash flows from financing activities:
Proceeds from employee stock plans	2,589	934
Income tax withholding payment associated with restricted stock vesting	(4,756)	(1,816)
Stock repurchases	—	(25,000)
Net cash used in financing activities	(2,167)	(25,882)

Effect of exchange rate changes on cash and cash equivalents	(2,116)	(106)
Net increase in cash and cash equivalents	68,119	9,376
Cash and cash equivalents, at beginning of period	432,635	239,392
Cash and cash equivalents, at end of period	$500,754	$248,768

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended
	April 3, 2021	March 28, 2020
Revenue by Geography: *
Domestic	$114,772	$81,967
International	188,489	110,568
Total	$303,261	$192,535

Robot Units Shipped *
Vacuum	971	625
Mopping	117	96
Total	1,088	721

Revenue by Product Category **
Vacuum***	$270	$170
Mopping***	33	23
Total	$303	$193

Average gross selling prices for robot units	$319	$315

Section 301 tariff costs *	$3,383	$6,609
Section 301 tariff impact on gross and operating margin	(1.1)%	(3.4)%

Headcount	1,267	1,147

* in thousands
** in millions
*** includes accessory revenue

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.
Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.
Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We reassess the need for any valuation allowance recorded based on the non-GAAP profitability and have eliminated the effect of the valuation allowance recorded in the U.S. jurisdiction. We also exclude certain tax items, including impact from stock-

based compensation windfalls/shortfalls, that are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 3, 2021	March 28, 2020
GAAP Revenue	$303,261	$192,535

GAAP Gross Profit	$122,944	$77,955
Amortization of acquired intangible assets	225	285
Stock-based compensation	362	527
Non-GAAP Gross Profit	$123,531	$78,767
Non-GAAP Gross Margin	40.7%	40.9%

GAAP Operating Expenses	$116,555	$98,180
Amortization of acquired intangible assets	(205)	(254)
Stock-based compensation	(6,420)	(4,664)
Net merger, acquisition and divestiture income	—	500
IP litigation expense, net	(1,140)	(615)
Restructuring and other	(213)	—
Non-GAAP Operating Expenses	$108,577	$93,147
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	35.8%	48.4%

GAAP Operating Income (Loss)	$6,389	$(20,225)
Amortization of acquired intangible assets	430	539
Stock-based compensation	6,782	5,191
Net merger, acquisition and divestiture income	—	(500)
IP litigation expense, net	1,140	615
Restructuring and other	213	—
Non-GAAP Operating Income (Loss)	$14,954	$(14,380)
Non-GAAP Operating Margin	4.9%	(7.5)%

GAAP Income Tax Benefit	$(1,214)	$(2,109)
Tax effect of non-GAAP adjustments	1,398	(1,831)
Other tax adjustments	2,653	(1,384)
Non-GAAP Income Tax Expense (Benefit)	$2,837	$(5,324)

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 3, 2021	March 28, 2020
GAAP Net Income (Loss)	$7,443	$(18,135)
Amortization of acquired intangible assets	430	539
Stock-based compensation	6,782	5,191
Net merger, acquisition and divestiture income	—	(500)
IP litigation expense, net	1,140	615
Restructuring and other	213	—
Gain on strategic investments	(38)	(87)
Income tax effect	(4,051)	3,215
Non-GAAP Net Income (Loss)	$11,919	$(9,162)

GAAP Net Income (Loss) Per Diluted Share	$0.26	$(0.64)
Amortization of acquired intangible assets	0.01	0.02
Stock-based compensation	0.23	0.19
Net merger, acquisition and divestiture income	—	(0.02)
IP litigation expense, net	0.04	0.02
Restructuring and other	0.01	—
Income tax effect	(0.14)	0.11
Non-GAAP Net Income (Loss) Per Diluted Share	$0.41	$(0.32)

Number of shares used in diluted per share calculation	29,086	28,297

Section 301 Tariff Costs
Section 301 tariff costs	$3,383	$6,609
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	(1.1)%	(3.4)%
Impact of Section 301 tariff costs to net income (loss) per diluted share (GAAP & non-GAAP)	$(0.12)	$(0.23)

Supplemental Information
Days sales outstanding	20	18
Days in inventory	118	118

iRobot Corporation
Supplemental Reconciliation of Fiscal Year 2021 GAAP to Non-GAAP Guidance
(unaudited)

FY-21
GAAP Gross Profit	$642 - $672 million
Amortization of acquired intangible assets	~$1 million
Stock-based compensation	~$2 million
Total adjustments	~$3 million
Non-GAAP Gross Profit	$645 - $675 million

FY-21
GAAP Operating Income	$69 - $79 million
Amortization of acquired intangible assets	~$1 million
Stock-based compensation	~$32 million
IP litigation expense, net	~$8 million
Total adjustments	~$41 million
Non-GAAP Operating Income	$110 - $120 million

FY-21
GAAP Net Income Per Diluted Share	$1.85 - $2.10
Amortization of acquired intangible assets	~ $0.03
Stock-based compensation	~ $1.10
IP litigation expense, net	~ $0.27
Income tax effect	~ ($0.25)
Total adjustments	~ $1.15
Non-GAAP Net Income Per Diluted Share	$3.00 - $3.25

Number of shares used in diluted per share calculations	~ 29.2 million